EXHIBIT 21.1

Exelon Corporation Subsidiary Listing

Affiliate	Jurisdiction of Formation

Adwin Realty Company	Pennsylvania
AllEnergy Gas & Electric Marketing Company, LLC	Delaware
ATNP Finance Company	Delaware
Braidwood 1 NQF, LLC	Nevada
Braidwood 2 NQF, LLC	Nevada
Byron 1 NQF, LLC	Nevada
Byron 2 NQF, LLC	Nevada
ComEd Financing III	Delaware
ComEd Funding, LLC	Delaware
ComEd Transitional Funding Trust	Delaware
Commonwealth Edison Company	Illinois
Commonwealth Edison Company of Indiana, Inc.	Indiana
Conemaugh Fuels, LLC	Delaware
Dresden 1 NQF, LLC	Nevada
Dresden 2 NQF, LLC	Nevada
Dresden 3 NQF, LLC	Nevada
ENEH Services, LLC	Delaware
ETT Canada, Inc.	New Brunswick
Exelon AOG Holding # 1, Inc.	Delaware
Exelon AOG Holding # 2, Inc.	Delaware
Exelon Business Services Company, LLC	Delaware
Exelon Capital Trust I	Delaware
Exelon Capital Trust II	Delaware
Exelon Capital Trust III	Delaware
Exelon Edgar, LLC	Delaware
Exelon Energy Company	Delaware
Exelon Energy Delivery Company, LLC	Delaware
Exelon Enterprises Company, LLC	Pennsylvania
Exelon Framingham Development, LLC	Delaware
Exelon Framingham, LLC	Delaware
Exelon Generation Clinton NQF, LLC	Nevada
Exelon Generation Company, LLC	Pennsylvania
Exelon Generation Consolidation, LLC	Nevada
Exelon Generation Finance Company, LLC	Delaware
Exelon Generation International, Inc.	Pennsylvania
Exelon Generation Oyster Creek NQF, LLC	Nevada
Exelon Generation TMI NQF, LLC	Nevada
Exelon Hamilton, LLC	Delaware
Exelon International Commodities, LLC	Delaware
Exelon Investment Holdings, LLC	Illinois
Exelon Mechanical, LLC	Delaware
Exelon New Boston, LLC	Delaware
Exelon New England Development, LLC	Delaware
Exelon New England Holdings, LLC	Delaware
Exelon New England Power Marketing, Limited Partnership	Delaware
Exelon Nuclear Security, LLC	Delaware
Exelon Nuclear Texas Holdings, LLC	Delaware
Exelon Peaker Development General, LLC	Delaware
Exelon Peaker Development Limited, LLC	Delaware
Exelon PowerLabs, LLC	Pennsylvania
Exelon SHC, LLC.	Delaware
Exelon Solar Chicago LLC	Delaware
Exelon Synfuel I, LLC	Delaware

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Exelon Synfuel II, LLC	Delaware
Exelon Synfuel III, LLC	Delaware
Exelon Transmission Company, LLC	Delaware
Exelon Ventures Company, LLC	Delaware
Exelon West Medway Development, LLC	Delaware
Exelon West Medway Expansion, LLC	Delaware
Exelon West Medway, LLC	Delaware
Exelon Wyman, LLC	Delaware
Ex-FM, Inc.	New York
Ex-FME, Inc.	Delaware
ExTel Corporation, LLC	Delaware
ExTex LaPorte Limited Partnership	Texas
ExTex Retail Services Company, LLC	Delaware
F & M Holdings Company, LLC	Delaware
Keystone Fuels, LLC	Delaware
LaSalle 1 NQF, LLC	Nevada
LaSalle 2 NQF, LLC	Nevada
Limerick 1 NQF, LLC	Nevada
Limerick 2 NQF, LLC	Nevada
NEWCOSY, Inc.	Delaware
Northwind Thermal Technologies Canada, Inc.	New Brunswick
NuStart Energy Development, LLC	Delaware
Oldco VSI, Inc.	Delaware
OldPecoGasCo, Company	Pennsylvania
OSP Servicios S.A. de C.V.	Mexico
PeachBottom 1 NQF, LLC	Nevada
PeachBottom 2 NQF, LLC	Nevada
PeachBottom 3 NQF, LLC	Nevada
PEC Financial Services, LLC	Pennsylvania
PECO Energy Capital Corp.	Delaware
PECO Energy Capital Trust III	Delaware
PECO Energy Capital Trust IV	Delaware
PECO Energy Capital Trust V	Delaware
PECO Energy Capital Trust VI	Delaware
PECO Energy Capital, LP	Delaware
PECO Energy Company	Pennsylvania
PECO Energy Transition Trust	Delaware
PECO Wireless, LP	Delaware
Quad Cities 1 NQF, LLC	Nevada
Quad Cities 2 NQF, LLC	Nevada
Salem 1 NQF, LLC	Nevada
Salem 2 NQF, LLC	Nevada
Scherer Holdings 1, LLC	Delaware
Scherer Holdings 2, LLC	Delaware
Scherer Holdings 3, LLC	Delaware
Spruce Equity Holdings, L.P.	Delaware
Spruce Holdings G.P. 2000, LLC	Delaware
Spruce Holdings L.P. 2000, LLC	Delaware
Spruce Holdings Trust	Delaware
Tamuin International, Inc.	Delaware
TEG Holdings, LLC	Delaware
Texas Ohio Gas, Inc.	Texas
The Proprietors of the Susquehanna Canal	Maryland
UII, LLC	Illinois
URI, LLC	Illinois
Wansley Holdings 1, LLC	Delaware
Wansley Holdings 2, LLC	Delaware
Zion 1 NQF, LLC	Nevada
Zion 2 NQF, LLC	Nevada

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